SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) FEBRUARY 28, 2003
                                                        -----------------


                    ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.
                    ----------------------------------------
             (Exact name of Registrant as specified in its Charter)


                                    DELAWARE
                                    --------
                 (State of other jurisdiction of incorporation)


           001-14995                                     13-4056901
      ------------------                       ------------------------------
      Commission File No.                      I.R.S. Employer Identification


        6 GREENE STREET, NEW YORK, NY                   10013
    --------------------------------------             --------
    Address of principal executive offices             Zip code


                                 (212) 966-0666
                         ------------------------------
                         Registrant's telephone number,
                              including area code



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ITEM 5.  OTHER EVENTS

         On February 28, 2003, Accufacts Pre-Employment Screening, Inc. ("Accufacts"), Kroll Background America Inc. ("KBA") and Accufacts Acquisition Corp., a wholly-owned subsidiary of KBA ("Accufacts Acquisition Corp."), amended that certain Agreement and Plan of Merger, dated as of November 20, 2002, by and among KBA, Accufacts Acquisition Corp. and Accufacts to provide that the merger agreement may be terminated by KBA, Accufacts Acquisition Corp. or Accufacts if the effective time of the merger shall not have occurred by May 31, 2003. Subject to the conditions of the merger agreement, KBA will acquire all outstanding shares of Accufacts common stock for $0.47 per share. The merger is structured as a reverse triangular merger between Accufacts and Accufacts Acquisition Corp., with Accufacts surviving the merger and becoming a wholly-owned subsidiary of KBA. This transaction will be taxable to Accufacts stockholders.

        Philip Luizzo, the Chairman, President and principal stockholder of Accufacts, has agreed to vote the shares of Accufacts common stock held by him in favor of approval and adoption of the merger and the merger agreement Mr. Luizzo currently holds approximately 56% of the issued and outstanding shares of common stock of Accufacts.

         The consummation of the merger is subject to customary closing conditions, including the approval of the Accufacts stockholders.

         The merger agreement further provides that, in the event a stockholder does not approve or abstains from voting on the transaction, the stockholder will have rights of appraisal as a dissenting stockholder under Delaware law.

         Accufacts has agreed that it will not solicit, encourage, initiate or participate in any discussion regarding a business combination of Accufacts with any party other than KBA. The merger agreement does not, however, prevent Accufacts from entering into discussions or negotiations with any person in connection with an unsolicited offer if the board of directors believes that the unsolicited offer is more favorable to Accufacts' stockholders from a financial point of view than the merger. In the event that Accufacts' board of directors accepts such unsolicited offer, Accufacts will pay to KBA a termination fee, as provided in the merger agreement.

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         The foregoing summary description of the merger agreement is not complete and is qualified in its entirety by reference to the merger agreement and the extension of the merger agreement, attached hereto as Exhibit 2.3 and
Exhibit 2.4, respectively.

ITEM 7.  EXHIBITS

         (c)    Exhibits.

                The following exhibits are filed herewith:
         2.3 Agreement and Plan of Merger, dated as of November 20, 2002, by and among Kroll Background America Inc., Accufacts
                Acquisition Corp. and Accufacts Pre-Employment Screening, Inc.
         2.4 Extension of Agreement and Plan of Merger, dated as of February 28, 2003, by and among Kroll Background America Inc., Accufacts Acquisition Corp. and Accufacts Pre-Employment Screening, Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   New York, New York
         February 28, 2003

                      ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.
                                        (REGISTRANT)
                      /s/ Philip Luizzo
                      ---------------------------------------------
                      Philip Luizzo
                      President and Chief Executive Officer


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